Exhibit 10.10

This AMENDED AND RESTATED ADVISORY FEE AGREEMENT (this “Agreement”) is dated as of [    ], 2015 and is between Performance Food Group Company (formerly known as Wellspring Distribution Corp.), a Delaware corporation (together with its successors, the “Company”), on the one hand, and each of Blackstone Management Partners LLC (f/k/a Blackstone Management Partners V L.L.C.), a Delaware limited liability company (“BMP”) affiliated with The Blackstone Group L.P. (“Blackstone”), and Wellspring Capital Management, LLC, a Delaware limited liability company (“WCM”, and together with BMP, the “Advisors”), on the other hand. This Agreement amends and restates in its entirety the Transaction and Advisory Fee Agreement, dated as of July 20, 2007 (as amended and restated prior to the date hereof) between the parties hereto.

BACKGROUND

1. On July 20, 2007, the Company consummated a recapitalization transaction (the “Recapitalization”) on the terms and subject to the conditions of an Amended and Restated Agreement and Plan of Merger, dated as of July 11, 2007, among the Company, Wellspring Capital Partners III, L.P., WDC Merger Corp., WDC Acquisition Corp. and the other parties thereto (as amended from time to time, the “Purchase Agreement”).

2. Each Advisor has expertise in financial and business analysis, capitalization strategy, and various other areas relevant to the Company, as well as expertise in monitoring and providing advice with respect to the business of companies such as the Company and the industry in which it operates, so as to help the Company maximize its value.

3. In consideration of the Advisors providing the benefits of such expertise to the Company, the Company is willing to pay to the Advisors the fees described in this Agreement, and each of the Advisors has provided and will continue to provide such services on the basis of its receipt of such payments.

In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1. Appointment. The Company hereby engages the Advisors to render the Services (as defined in Section 2(a), below) on the terms and subject to the conditions of this Agreement.

SECTION 2. Services.

(a) Each of the Advisors agrees that until the Termination Date (as defined below) it will render to the Company, by and through itself and its affiliates and such of their respective officers, employees, representatives, agents and third parties as such Advisor in its sole discretion may designate from time to time (“Affiliates”), monitoring, advisory and consulting services in relation to the affairs of the Company and its subsidiaries, including, without limitation, (i) advice regarding relationships with the Company’s and its subsidiaries’ lenders and bankers, including in relation to the selection, retention and supervision of independent auditors, outside legal counsel, investment bankers or other financial advisors or consultants, (ii) advice regarding the strategy of the Company and its subsidiaries, (iii) advice regarding the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company, (iv) general advice regarding dispositions and/or acquisitions, (v) advice regarding the business of the Company and its subsidiaries, and (vi) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by the Company (collectively, the “Services”) For purpose of this Agreement, the term “Pro Rata Share” shall mean a fraction, the numerator of which is the aggregate number of shares of Common Stock of the Company held on the date of such determination by affiliates of an Advisor (each an “Affiliated Investor”) and the denominator of which is the total number of shares of Common Stock held on the date of such determination by Affiliated Investors of all of the Advisors in the aggregate. However, an Advisor will have no obligation to provide any other services to the Company absent an agreement between such Advisors and the Company over the scope of such other services and the payment therefor.

(b) It is expressly agreed that the Services to be rendered hereunder will not include investment banking or other financial advisory services which may be provided by BMP or any of its Affiliates to the Company, or any of its affiliates, in connection with any specific acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities (including, without limitation, an initial public offering of equity securities), financing or similar transaction by the Company or any of its subsidiaries. BMP may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of the Company or such subsidiary, on the one hand, and BMP or its relevant Affiliates, on the other hand.

(c) Without affecting the rights of the BMP under Section 2(b) hereof, if the Company or any of its subsidiaries determines that it is advisable for the Company or such subsidiary to hire a financial advisor, consultant, investment banker or any similar advisor in connection with any acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities (including, without limitation, an initial public offering of equity securities), financing or similar transaction, it will notify the Advisors of such determination in writing. Promptly thereafter, upon the request of BMP, the parties will negotiate in good faith to agree upon appropriate services, compensation and indemnification for the Company or such subsidiary to hire BMP or one of its Affiliates for such services. The Company and its subsidiaries may not hire any person, other than BMP or one of its Affiliates, to perform any such services unless all of the following conditions have been satisfied: (i) the parties are unable to agree upon the terms of the engagement of BMP or its Affiliate to render such services after 30 days following receipt by BMP of such written notice; (ii) such other person has a reputation that is at least equal to the reputation of BMP or its Affiliate in respect of such services; (iii) ten business days have elapsed after the Company or such subsidiary provides a written notice to BMP of its intention to hire such other person, which notice shall identify such other person and shall describe in reasonable detail the nature of the services to be provided, the compensation to be paid and the indemnification to be provided; (iv) the compensation to be paid is not more than BMP or its Affiliate was willing to accept in the negotiations described above; and (v) the indemnification to be provided is not more favorable to the Company or the applicable subsidiary than the indemnification that BMP or its affiliate was willing to accept in the negotiations described above.

SECTION 3. Advisory Fee.

(a) In consideration of the Services being rendered by the Advisors, the Company will pay, or will cause to be paid, to the Advisors an annual non-refundable and irrevocable advisory fee (the “Advisory Fee”; the term “Advisory Fee” as used in this Agreement with respect to any annual period means all amounts payable with respect to such annual period pursuant to Section 3(b) hereof).

(b) On the first business day of each fiscal year the Company shall pay to the Advisors an aggregate amount equal to the Advisory Fee in respect of such fiscal year.

(c) The Advisory Fee for each fiscal year shall be equal to the greater of (x) $2,500,000 or (y) the 1.5% of Consolidated EBITDA (as defined in that certain Credit Agreement, dated May 14, 2013, among Performance Food Group Inc., PFGC, Inc., and the other parties thereto) for the immediately preceding fiscal year (the “EBITDA Amount”), based on management’s most recent estimates. Following the preparation of the Company’s audited financial statements for each fiscal year, the Company shall recalculate the EBITDA Amount and the Advisory Fee and based on such recalculation, (A) if the applicable recalculated Advisory Fee is more than the Advisory Fee previously paid by the Company to the Advisors in respect of the then-current fiscal year, the Company shall pay to the Advisors the difference between such amounts and (B) if the applicable recalculated Advisory Fee is less than the Advisory Fee previously paid by the Company to the Advisors in respect of the then-current fiscal year, then Advisors shall pay to the Company the difference between such recalculated Advisory Fee and the Advisory Fee received from the Company in respect to the then-current fiscal year. Any payment required by the preceding sentence shall be paid by the Company or the Advisors, as applicable, on August 15 of each applicable year.

(d) In the event the Company or any of its subsidiaries enters into a business combination transaction with another entity that is large enough to constitute a “significant subsidiary” of the Company under any of the relevant tests contained in Regulation S-X as promulgated by the Securities and Exchange Commission, the Company and BMP will mutually agree, following good faith negotiations, on an appropriate increase in the minimum annual Advisory Fee as warranted by the increase in the Company’s size. Such increase will be based on the percentage increase in the Company’s EBITDA determined on a pro forma basis giving effect to such business combination transaction.

(e) To the extent the Company cannot pay, or cause to be paid, the Advisory Fee for any reason, including by reason of any prohibition on such payment pursuant to any applicable law or the terms of any debt financing of the Company or its subsidiaries, the payment by the Company or any of its subsidiaries to the Advisors of the accrued and payable Advisory Fee will be payable immediately on the earlier of (i) the first date on which the payment of such deferred Advisory Fee is no longer prohibited under any contract applicable to the Company and the Company or its subsidiaries, as applicable, is otherwise able to make such payment, or cause such payment to be made, and (ii) total or partial liquidation, dissolution or winding up of the Company. Notwithstanding anything to the contrary herein, under any applicable law or under any contract applicable to the Company or its subsidiaries, any forbearance of collection of the Advisory Fee by the Advisors shall not be deemed to be a subordination of such payments to any other person, entity or creditor of the Company or its subsidiaries. Any such forbearance shall be at BMP’s sole option and discretion and shall in no way impair any Advisor’s right to collect such payments. Any installment of the Advisory Fee not paid on the scheduled due date will bear interest, payable in cash on each scheduled due date, at an annual rate of 10%, compounded quarterly, from the date due until paid.

(f) Each of the Advisors shall receive its Pro Rata Share of the Advisory Fee and be responsible for its Pro Rata Share of any amounts payable by the Advisors pursuant to Section 3(c) above.

SECTION 4. Reimbursements. In addition to the fees payable pursuant to this Agreement, the Company will pay, or cause to be paid, directly, or reimburse the Advisors and each of their Affiliates for, their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the out-of-pocket costs and expenses incurred by the Advisors and their Affiliates in connection with the Services or other services provided by them under this Agreement, or in order to make Securities and Exchange Commission and other legally required filings relating to the ownership of equity securities of the Company or its successor by the Advisors or their Affiliates, or otherwise incurred by the Advisors or their Affiliates from time to time in the future in connection with the ownership or subsequent sale or transfer by the Advisors or their Affiliates of capital stock of the Company or its successor, including, without limitation, (a) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by an Advisor or any of its Affiliates, (b) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by an Advisor or any of its Affiliates, and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with the Advisors or their Affiliates’ ordinary operations. All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Agreement, to the bank account indicated to the Company by the relevant payee.

SECTION 5. Indemnification.

The Company will indemnify and hold harmless the Advisors, their Affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all actions, suits, investigations, losses, claims, damages and liabilities, including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the Services or other services contemplated by this Agreement or the engagement of the Advisors pursuant to, and the performance by the Advisors of the Services or other services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted solely from the gross negligence or willful misconduct of such Indemnified Party.

The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation.

The Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to an Indemnified Party in respect of indemnification or advancement of expenses in connection with any jointly indemnifiable claim (as defined below), pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Party may have from the Indemnitee-related entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnified Party may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Company hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the Indemnified Party in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party against the Company, and Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. The Company and each Indemnified Party agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 5, entitled to enforce this Section 5 as though each such Indemnitee-related entity were a party to this Agreement. For purposes of this Section 5, the following terms shall have the following meanings:

(i) The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise an Indemnified Party has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnified Party may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(ii) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which an Indemnified Party shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Company pursuant to the Delaware General Corporation Law, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the Indemnitee-related entities, as applicable.

SECTION 6. Accuracy of Information. The Company shall furnish or cause to be furnished to the Advisors such information as an Advisor believes reasonably appropriate to rendering the Services and other services contemplated by this Agreement and to comply with the Securities and Exchange Commission or other legal requirements relating to the beneficial ownership by the Advisors or their Affiliates of equity securities of the Company (all such information so furnished, the “Information”). The Company recognizes and confirms that the Advisors (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services and other services contemplated by this Agreement without having independently verified the same, (b) do not assume responsibility for the accuracy or completeness of the Information and such other information and (c) are entitled to rely upon the Information without independent verification.

SECTION 7. Term. This Agreement will become effective on the date of the initial closing of the firm commitment underwritten public offering of shares of common stock of the Company or its controlling holding company, as applicable, in connection with which the relevant issuer’s common stock first becomes listed on a national securities exchange (the “IPO”) and will continue for a term of two years from the initial closing date of the IPO; provided, however, that this Agreement shall terminate upon the occurrence of any of the following events (i) the Advisors and their respective affiliates beneficially own less than 5% of the total outstanding common equity of the Company in the aggregate, (ii) with respect to any Advisor, such Advisor and its affiliates no longer hold at least 25% of the shares of Common Stock acquired by such entities in connection with the Recapitalization (adjusted accordingly for any stock split or combination of shares, recapitalization, merger, consolidation or other reorganization) or (iii) the Company and the Advisors mutually agree in writing (in each case, the date of termination hereunder shall be referred to as the “Termination Date”); provided, that (x) the occurrence of the Termination Date will not affect the obligations of the Company to pay, or cause to be paid, any amounts accrued but not yet paid as of such date, (y) Section 4 hereof will remain in effect after the Termination Date with respect to Out-of-Pocket Expenses that were incurred prior to or within a reasonable period of time after the Termination Date, but which have not been paid to the Advisors in accordance with Section 4 hereof, and (z) the provisions of Sections 3(e), 3(f), 5, 6, 7, 8, and 9 hereof will survive after the Termination Date. The Advisory Fee will accrue and be payable with respect to the entire fiscal year of the Company in which the Termination Date occurs.

SECTION 8. Disclaimer, Opportunities, Release and Limitation of Liability.

(a) Disclaimer; Standard of Care. The Advisors make no representations or warranties, express or implied, in respect of the Services to be provided by them hereunder. In no event shall the Advisors be liable to the Company or any of its Affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of the Advisors as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that the Advisors and their Affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Advisors or their Affiliates may serve as an advisor, a director or in some other capacity, in recognition that the Advisors and their Affiliates have myriad duties to various investors and partners, in anticipation that the Company, on the one hand, and the Advisors (or one or more Affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, in recognition of the benefits to be derived by the Company hereunder, and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 8(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Advisors. Except as the Advisors may otherwise agree in writing after the date hereof:

(i) The Advisors and their Affiliates shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries); (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries; (C) to take any other action that the Advisor believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 8(b); and (D) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person.

(ii) The Advisors and their Affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in Section 8(b)(i) hereof, and the Company, on its own behalf and on behalf of its affiliates, hereby irrevocably waives any right to require the Advisors or any of its Affiliates to act in a manner inconsistent with the provisions of this Section 8(b).

(iii) Neither the Advisors nor any of their Affiliates shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 8(b) or of any such person’s participation therein.

(c) Release. The Company hereby irrevocably and unconditionally releases and forever discharges the Advisors and their Affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives from any and all liabilities, claims and causes of action in connection with the Services or other services contemplated by this Agreement or the engagement of the Advisors pursuant to, and the performance by the Advisors of the Services or other services contemplated by, this Agreement that the Company may have, or may claim to have, on or after the date hereof, except with respect to any act or omission that constitutes gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction.

(d) Limitation of Liability. In no event will the Advisors or any of their Affiliates be liable to the Company or any of its affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), relating to, in connection with or arising out of this Agreement, including, without limitation, the services to be provided by the Advisors or any of their Affiliates hereunder, or for any act or omission that does not constitute gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction or in excess of the fees actually received by the Advisors hereunder.

SECTION 9. Miscellaneous.

(a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b) Any notices or other communications required or permitted hereunder shall be made in writing and will be sufficiently given if delivered personally or sent by facsimile with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to BMP or the Advisors collectively:

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154-0037

Attention: Prakash A. Melwani

Fax: (212) 583-5596

with a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Wilson Neely and Igor Fert

Fax: (212) 455-2502

if to WCM, to:

Wellspring Capital Management, LLC

Lever House

390 Park Avenue

New York, New York 10022-4608

Attention: William F. Dawson

Fax: (212) 318-9810

with a copy (which copy shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: James H. Schwab, Esq.

Fax: (212) 757-3900

if to the Company:

Performance Food Group Company

12500 West Creek Parkway

Richmond, Virginia 23238

Attention: General Counsel

Fax: [                    ]

with a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Wilson Neely and Igor Fert

Fax: (212) 455-2502

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.

(c) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d) This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(e) Each party hereto hereby (i) agrees than any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in the Delaware Court of Chancery sitting in Wilmington, Delaware (the “Court of Chancery”) and shall exclusively be heard and determined by the Court of Chancery, unless the Court of Chancery determines that it does not then have subject matter jurisdiction over such action, in which case any such action shall then exclusively be brought in and shall exclusively be heard and determined by either the Supreme Court of the State of New York sitting in Manhattan or the United States District Court for the Southern District of New York, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this paragraph (e), (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any claim or action directly or indirectly arising out of, under or in connection with this Agreement or the services contemplated hereby.

(f) Except as otherwise contemplated by Section 2(a) hereof, neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of the Advisors; provided, however, that an Advisor may assign or transfer its duties or interests hereunder to any Affiliate at the sole discretion of such Advisor. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that the Advisors and their Affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives are intended to be third-party beneficiaries under Section 5 hereof.

(g) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(h) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Each payment made by the Company pursuant to this Agreement shall be paid by wire transfer of immediately available federal funds to such account or accounts as specified by the Advisors to the Company prior to such payment.

(j) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amended and Restated Advisory Fee Agreement as of the date first written above.

BLACKSTONE MANAGEMENT PARTNERS V L.L.C.

By:
Name:
Title:

WELLSPRING CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

PERFORMANCE FOOD GROUP COMPANY

By:
Name:
Title:

[Signature Page to Advisory Fee Agreement]